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                                                                     EXHIBIT 8.1
CLARK, WILSON
BC's Law Firm for Business

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
James M. Halley Q.C.  David W. Buchanan, Q.C.      Derek J. Mullan, Q.C.        R. Stuart Wells
M. Douglas Howard     W.W. Lyall D. Knott, Q.C.    William A. Ruskin            Patrick A. Williams
Alexander Petrenko    Bernard Pinsky               Roy A. Nieuwenburg           William C. Helgason
William D. Holder     Nigel P. Kent                Douglas W. Lahay             David W. Kington
Diane M. Bell         R. Brock Johnston            Neil P. Melliship            Kenneth K.C. Ing
Darren T. Donnelly    Mark S. Weintraub            Neo J. Tuytel                Ross D. Tunnicliffe
Kevin J. MacDonald    Don C. Sihota                D. Bruce Gleig               James A. Speakman
Kerstin R. Tapping    Herbert I. Ono               Brock H. Smith               John C. Fiddick
D. Lawrence Munn      R. Glen Boswall              Hannelie G. Stockenstrom     Bonnie S. Elster
Virgil Z. Hlus        Samantha Ip                  Ethan P. Minsky              Tony Fogarassy
Allyson L. Baker      Stephanie A. Jackson         Jonathan L.S. Hodes          Grant Y. Wong
Ardeshir Darabi       Amy A. Mortimore             Aaron B. Singer              L.K. Larry Yen
William L. Macdonald  Veronica P. Franco           Krista Prockiw               Jane Glanville
Gurminder S. Sandhu   Peter M. Tolensky            Jeremy T. Lovell             Keri T. Grenier
Sean D. Vanderfluit   Richard T. Weiland           Adam I. Zasada               A. Steve Michoulas
Andrea M. East        Cam McTavish                 Valerie S. Dixon

Associate Counsel:    Christopher J. Pollard

Associate Counsel:    Michael J. Roman


Reply Attention of        WILLIAM A. RUSKIN
Direct Tel.               604.643.3101
EMail Address             war@cwilson.com
Our File No.              22480-0031 / D/RTW/625471.1
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November 22, 2004

BY COURIER
----------
DataWave Systems Inc.
13575 Commerce Parkway
Suite 110, Building No. 6
Richmond, BC V6V 2L1

ATTENTION:   MR. JOHN GUNN
             GENERAL MANAGER

Dear Sirs:

                  Re: Opinion regarding Material Canadian Federal Income Tax Consequences of Continuance and Merger transactions
                  -------------------------------------------------------------

         We have acted as counsel to DataWave Systems Inc. (the "Company") in connection with the proposed continuance of the Company into the State of Delaware (the "Continuance") and the proposed subsequent merger of the Company with Integrated Data Corp. Acquisition, Inc. (the "Merger"). We have assisted the Company with the preparation of the portions of the Registration Statement on Form S-4 of the Company in connection with the Continuation and Merger (the "Registration Statement") that bear the headings "Material Canadian Federal Income Tax Consequences of the Continuance" and "Material Canadian Federal Income Tax Consequences of the Merger".

         In rendering the opinion contained in this letter, we have assumed that:

         (a) all of the facts contained in the Registration Statement are correct;

         (b) the Continuance will be approved and will be carried out exactly as described in the Registration Statement; and

         (c) the Merger will be approved and will be carried out exactly as described in the Registration Statement.




--------------------------------------------------------------------------------
    HSBC Building 800 -- 885 West Georgia Street Vancouver BC V6C 3H1 Canada
              Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com

        Some lawyers at Clark, Wilson practice through law compensations.

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                                       -2-



         Based on and relying on the foregoing, and subject to all the limits, provisos, and restrictions stated in the Canadian Tax Disclosure Provisions, we hereby confirm our opinions as stated in the Canadian Tax Disclosure Provisions.

         For greater certainty, statements regarding the extent of tax liabilities to be incurred by the Company, under the heading "Material Canadian Federal Income Tax Consequences of the Continuance", are not and shall in no way be construed as the opinions of Clark, Wilson, but are conclusions prepared by the Company's management and confirmed in a letter from the Company to Clark, Wilson dated July 5, 2004.

                                Yours truly,

                                /s/ CLARK, WILSON